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                                                                   EXHIBIT 11.01


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INTUIT INC.
COMPUTATION OF NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)
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
                                                                    THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                        JANUARY 31,                        JANUARY 31,
                                                                  1997              1998              1997              1998
                                                                --------          --------          --------          --------
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
      BASIC:

           Weighted average common shares outstanding             46,391            47,560            46,220            47,322

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           Net income                                           $115,940          $ 41,844          $ 87,636          $ 29,085

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           Per share amount                                     $   2.50          $   0.88          $   1.90          $   0.61

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      DILUTED:

           Weighted average common shares outstanding             46,391            47,560            46,220            47,322

           Equivalent shares issuable upon exercise of
              options                                              1,240             1,878             1,264             1,607

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           Shares used in per share amounts                       47,631            49,438            47,484            48,929

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           Net income                                           $115,940          $ 41,844          $ 87,636          $ 29,085

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           Per share amount                                     $   2.44          $   0.85          $   1.85          $   0.59

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